Exhibit 5.1

Legal Opinion

November 18, 2014

Board of Directors

McCormick & Company, Incorporated

18 Loveton Circle

Sparks, Maryland 21152

Ladies and Gentlemen:

I am the Vice President, General Counsel & Secretary of McCormick & Company, Incorporated, a Maryland corporation (the “Company”).

I have reviewed and am familiar with the Company’s Investor Services Plan, as amended (the “Plan”), the Charter and the By-Laws of the Company, the corporate proceedings relating to the adoption of the Plan and the Registration Statement on Form S-3ASR being filed with the Securities and Exchange Commission under the Securities Act of 1933 (the “Registration Statement”) in the matter of the offering of up to 180,029 shares of the Company’s Common Stock, no par value (“Voting Stock”), and up to 677,728 shares of the Company’s Common Stock Non-Voting, no par value (“Non-Voting Stock”), under the Plan. The Voting Stock and Non-Voting Stock are collectively referred to in this opinion letter as the “Stock.” This opinion letter is furnished to you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

This opinion letter is based as to matters of law solely on the Corporations and Associations Article of the Annotated Code of Maryland (the “Maryland Corporation Law”). I express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

Based upon, subject to and limited by the foregoing, I am of the opinion that, following (i) effectiveness of the Registration Statement, (ii) issuance of the Stock in accordance with the terms of the Plan, and (iii) receipt by the Company of the consideration for the Stock, the Stock will be validly issued, fully paid and nonassessable.

This opinion letter has been prepared for use in connection with the Registration Statement. I hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, I do not thereby admit that I am an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ W. Geoffrey Carpenter
W. Geoffrey Carpenter